UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 12, 2021

ZOOM TELEPHONICS, INC.
(Exact Name Of Registrant As Specified In Its Charter)

  Delaware
(State or Other Jurisdiction of Incorporation)

000-53722	04-2621506
(Commission File Number)	(I.R.S. Employer Identification No.)

848 Elm Street, Manchester, NH	03101
(Address of Principal Executive Offices)	(Zip Code)

(617) 423-1072
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01
Entry into a Material Definitive Agreement.

The disclosures provided in Item 2.03 of this Current Report on Form 8-K are hereby incorporated by reference into this Item 1.01.

Item 1.02
Termination of a Material Definitive Agreement.

On March 12, 2021, Zoom Telephonics, Inc. (the “Company”) terminated the Financing Agreement, dated as of December 18, 2012, as amended (collectively, the “Financing Agreement”), with Rosenthal & Rosenthal, Inc. (“Rosenthal”) in connection with the Company’s entry into the Credit Agreement (as defined below). The Company paid Rosenthal all outstanding borrowings and other amounts owed by the Company under the Financing Agreement in connection with the termination of the Financing Agreement.

The disclosures provided in Item 2.03 of this Current Report on Form 8-K are hereby incorporated by reference into this Item 1.02.

Item 2.03
Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 12, 2021 (the “Effective Date”), the Company and its wholly-owned subsidiary Minim Inc. (“Minim”) entered into a Loan and Security Agreement (the “Credit Agreement”), with Silicon Valley Bank (“SVB”).

The Credit Agreement provides the Company with a maximum revolving credit line of $13 million (the “Revolving Line”). Borrowings under the Credit Agreement are secured by all of the assets of Minim and the Company. The Company anticipates that it will use the borrowing capacity for general corporate purposes, including funding its working capital requirements. SVB was paid a one-time, non-refundable revolving line commitment fee of $24,000 on the Effective Date. The floating per annum interest rate under the Credit Agreement will range between 3.75% to 4.25%, with a minimum interest rate per month of $14,000. The maturity date is 24 months from the Effective Date. If the Credit Agreement is terminated for any reason prior to the maturity date, in addition to the payment of any other amounts then-owing, the Company must pay a termination fee in an amount equal to 2.0% of the Revolving Line if such termination occurs prior to the first anniversary of the Effective Date, or 1.0 % of the Revolving Line if such termination occurs on or at any time after the first anniversary of the Effective Date.

The Credit Agreement contains certain customary covenants, including a restriction from declaring any dividends, redeeming or repurchasing any stock, or making any investment, loan or capital contribution in any third party. In addition, the Company is restricted from making material dispositions or transfers of assets, or making any changes in the Company’s business, management, control or business locations. The Credit Agreement provides for customary events of default. Upon an event of default, SVB has the right to declare all outstanding obligations as immediately due and payable, which will bear interest at 5.0% above the otherwise then applicable interest rate.

The foregoing summary is subject to, and qualified in its entirety by, the full text of the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.03
Material Modification to Rights of Security Holders.

The disclosures provided in Item 2.03 of this Current Report on Form 8-K are hereby incorporated by reference into this Item 3.03.

Item 9.01
Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title
10.1	Loan and Security Agreement, dated March 12, 2021, by and among Silicon Valley Bank, Zoom Telephonics, Inc. and Minim Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOOM TELEPHONICS, INC.

Dated: March 15, 2021	By:	/s/ Sean Doherty
Sean Doherty
Chief Financial Officer